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                                  Exhibit 99
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FOR IMMEDIATE RELEASE


Contact: William W. Krippaehne, Jr. or Christopher G. Wheeler of Fisher Companies Inc., 206-224-6788



FISHER COMPANIES INC. REACHES AGREEMENT TO ACQUIRE TELEVISION BROADCASTING GROUP OF RETLAW ENTERPRISES, INC.


SEATTLE, WASHINGTON--November 18, 1998--Fisher Companies Inc. (FSCI) today announced its agreement to acquire all the broadcasting assets of Retlaw Enterprises, Inc. Retlaw owns eleven network-affiliated television stations in seven markets located in California, the Pacific Northwest, and Georgia. The transaction will create a group of thirteen television stations and twenty-five radio stations, and will bring the reach of Fisher's broadcasting subsidiary to more than 5% of U.S. television households. With the acquisition, Fisher Broadcasting Inc. will become one of the leading television station groups in the Western United States, as well as the 25th largest radio operator in the country when ranked by number of stations.

The total consideration for the stations is $215 million, which includes $6 million of working capital at closing. The transaction, subject to regulatory approvals, is expected to close in the second quarter of 1999. Credit Suisse First Boston acted as exclusive financial advisor to Fisher Companies Inc.

Strategic Importance

Fisher's decision to expand its broadcasting operations by acquiring the Retlaw broadcasting assets reflects its commitment to an industry undergoing substantial ownership consolidation and rapid technological change. Adding eleven television stations to Fisher Broadcasting Inc.'s two highly rated ABC affiliates and twenty-five radio stations is expected to be accretive to cash flow after the first year of acquisition. Moreover, Fisher will strengthen significantly its presence in the western states, including entry into the Fresno DMA, a major California market.

     "We are especially pleased to announce this transaction," said William W. Krippaehne, Jr., President and Chief Executive Officer of Fisher Broadcasting's parent Fisher Companies Inc. "This strategic transaction takes us to a new level. With the acquisition of the Retlaw stations, we are achieving our objective of growing in a region with the type of affiliate stations we know how to operate. Moreover, these stations are a

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perfect complement to the Fisher Broadcasting stations and markets, and to the eleven western states served by our flour milling and food distribution businesses. This combination will move us rapidly toward the fulfillment of several key strategic goals. Specifically, the transaction immediately:

 .  Broadens national household reach;
 .  Enhances our diversity among three major networks, with nine CBS, two ABC, and two FOX stations;
 . Reduces dependence on the performance of any one market, station or network; . Creates a bigger presence in the Pacific Northwest and adds several rapidly growing markets in Georgia;
 .  Increases measurably the scale of the company, which will favorably affect supplier relationships; and
 .  Provides a broader array of career opportunities for employees.

Looking to the future, the geographic concentration of our broadcast properties offers a unique opportunity to leverage our current investment in digital technology to serve the eleven western state region. Adding the Retlaw stations to our broadcast portfolio is especially compelling when one considers (i) the attractive industry fundamentals, (ii) economies of consolidation, (iii) changing dynamics of network affiliations, (iv) continuing importance of local television news, and (v) proven management of Retlaw Broadcasting."

Patrick M. Scott, President and Chief Executive Officer of Fisher Broadcasting, also cites Fisher's work and leadership in emerging digital and broadcast technologies as an important reason to build a larger network of television stations. And as evidence of his company's commitment to this future, he points to Fisher Plaza, the new KOMO Television complex currently under construction in Seattle.

"This facility will provide twenty-first century infrastructure for the creation of digital programming and the transmission of digital signals for the Fisher group of stations. Highly personalized and relevant content, plus the ability to deliver it in a timely and technologically sophisticated manner, will separate the new information providers from those employing an obsolete broadcast model. We expect our stations to continue in, and even expand, their role as major information lifelines to their communities."

Compatible Operating Philosophies

"Few groups could provide a more ideal strategic fit," said Ben Tucker, President of Retlaw Broadcasting, who will join Fisher in a senior operating role. "We will have a large number of market leaders in news and overall ratings. Of the 13 stations, eight are either No. 1 or No. 2 in their markets in ratings and/or key demographics, driven by their strong commitment to quality local news and community service." Included in this lineup are the two Georgia stations, which are members of the FOX #1 Club, signifying

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that the station is ranked first in its market in prime time for FOX's primary demographic (Adults 18-49).

"Fisher Broadcasting and Retlaw Broadcasting are very similar philosophically," added Scott. "I've known Ben Tucker for many years, and I'm very aware of Retlaw's commitment to its stations and believe that the cultures and operating approaches of our two companies are very much alike. Strong operating performance and growth will be achieved from the continued contributions and leadership of the men and women working at these successful stations. The caliber and quality of the personnel at the Retlaw stations matches that of the Fisher Broadcasting stations, and we're excited about working with our new colleagues."

Strategic fit was a determining factor in the acquisition, especially when considering the immediate advantages gained from increased size of operations and geographic coverage: "The addition of these eleven stations to the Fisher Broadcasting group will accelerate our growth," said Scott. "Having television stations in five states will balance us against economic cycles in any one state. And we'll be positioned in desirable markets; most of our larger markets would rank above the national median for projected market revenue growth."

"The combination of these outstanding properties will create a stronger platform for growth, and, in fact, we are confident that this combination will result in an acceleration of future growth in after-tax cash flow beyond that which could be achieved by either company alone," Krippaehne noted. "During the first year of combined operations, the transaction will be modestly dilutive to after tax cash flow, after which it will be accretive."

"We are encouraged by the generally positive outlook in the retlaw broadcasting markets. Based on the strategic benefits, synergies and economies of scale associated with this transaction, coupled with the underlying strengths of the Retlaw stations and markets, we believe this transaction will add approximately $18 million to broadcast cash flow during the first full calendar year after acquisition."

THE STATION LINEUP

The Fisher Broadcasting television stations are KOMO-TV, the ABC affiliate in Seattle, WA and KATU Television, the ABC affiliate in Portland, OR. Fisher Broadcasting radio stations are KOMO-AM, KVI-AM and KPLZ-FM in Seattle, WA; KOTK-AM and KWJJ-FM in Portland, OR; KRKX-FM, KYYA-FM, KCMT-FM, and KBLG-AM in Billings, MT; KZOQ-FM, KGGL-FM, KYLT-AM and KGRZ-AM in Missoula, MT; KQDI-FM, KAAK-FM, KXGF-AM and KQDI-AM in Great Falls, MT; KMBR-FM, KAAR-FM and KXTL-AM in Butte, MT; and KYSN-FM, KWWW-FM, KXAA-FM, KZPH-FM and KWWX-AM in Wenatchee, WA. (A Construction Permit has been issued for an additional radio station in Hamilton, MT.)

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The Retlaw stations are KJEO-TV, the CBS affiliate in Fresno-Visalia, CA; KIMA-
TV, the CBS affiliate in Yakima, WA, and its satellite, KEPR-TV, the CBS affiliate in Pasco, WA; KLEW-TV, the CBS affiliate in Lewiston, ID; KIDK-TV, the CBS affiliate in Idaho Falls, ID; KBCI-TV, the CBS affiliate in Boise, ID; KVAL-TV, the CBS affiliate in Eugene, OR, and its satellites, KCBY-TV, the CBS affiliate in Coos Bay, OR and KPIC-TV, the CBS affiliate in Roseburg, OR; WFXG-TV, the Fox affiliate in Augusta, GA; and WXTX-TV, the Fox affiliate in Columbus, GA.

Founded in 1910, Fisher Companies Inc. operates subsidiaries in television and radio broadcasting, flour milling and food distribution for the bakery, mix, and food service industries, and proprietary real estate development. The company also maintains long-term investments in marketable securities.

To the extent that statements in this news release relate to the plans, objectives or future performance of Fisher Companies Inc., the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors, among others, could affect the future results of the Company and could cause those results to differ materially from those expressed in each of the forward-looking statements; material adverse changes in economic conditions in the markets served by the Company; future regulatory actions and conditions in the television stations' operating areas; and competition from others in the broadcast television markets served by the business.

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